UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     _________________________________

                                 FORM 8-K

                              Current Report
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   December 29, 2005


                          THE KINGSLEY COACH, INC.
          -----------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


        Delaware                     0-21733                23-3003600
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(State of Incorporation)        (Commission File         (IRS Employer
                                 Number)                  Identification No.)


                  25820 7th Street W, Zimmerman, MN 55398
                  ---------------------------------------
                  (Address of principal executive offices)

                               (800) 445-2918
                       -----------------------------
                       Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).



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
Item 1.01 Entry into a Material Definitive Agreement

     In July 2005 Thor America commenced a lawsuit in a Pennsylvania state court against Kingsley Coach and Ralph Dickenson, demanding $377,139 for goods sold to Kingsley Coach and $55,000 allegedly due on a promissory note signed by Kingsley Coach and guaranteed by Ralph Dickenson. Kingsley Coach and Mr. Dickenson counterclaimed and filed a third-party complaint alleging that Thor America and certain of its affiliates breached an agreement to provide services to Kingsley Coach, wrongfully drew funds from Kingsley Coach's credit line, and used for the benefit of Thor America proprietary information that Kingsley Coach disclosed to them in confidence.

     Effective on December 29, 2005 the lawsuit was settled. Kingsley Coach paid $55,000 to Thor America, and Thor America agreed not to use any of Kingsley Coach's proprietary information. Each party to the lawsuit released the others from all claims and liabilities.

     The settlement had the effect of reducing the liabilities recorded on Kingsley Coach's balance sheets by $378,702.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE KINGSLEY COACH, INC.


Dated: February 3, 2006               By: /s/ John Merkent
                                      ----------------------------
                                      John Merkent
                                      Chief Executive Officer